Exhibit 99.1

Contact:	Linda Bain (linda.bain@hilton.com)	Atish Shah (atish.shah@hilton.com)
	SVP – Global Communications	VP – Investor Relations
	Hilton Hotels Corporation	Hilton Hotels Corporation
	(310) 205-4030 phone	(310) 205-8664 phone
(310) 435-3285 cell

HILTON ANNOUNCES THE RECEIPT OF REQUISITE CONSENTS
FOR ITS 8.000% QUARTERLY INTEREST BONDS DUE 2031

BEVERLY HILLS, Calif., October 16, 2007 — Hilton Hotels Corporation (NYSE:HLT) (“Hilton”) announced today that it has received the requisite consents to adopt all of the proposed amendments (the “Proposed Amendments”) to the Indenture and the related Officers’ Certificates with respect to its outstanding 8.000% Quarterly Interest Bonds due 2031 (the “Bonds”) and the Bonds themselves. Hilton has previously announced that it had received the requisite consents with respect to its 7.625% Notes due 2008, 7.200% Notes due 2009, 8.250% Notes due 2011, 7.625% Notes due 2012, 7.500% Notes due 2017 and 7.430% Chilean Inflation-Indexed (UF) Notes due 2009 (together with the Bonds, the “Securities”) in connection with its tender offers and consent solicitations for the Securities. Accordingly, as a result of the receipt of the requisite consents with respect to the Bonds, Hilton has now received the requisite consents in respect of each series of Securities.

Hilton’s tender offers and consent solicitations for the Securities are being made pursuant to the terms of Hilton’s Offer to Purchase and Consent Solicitation Statement dated September 12, 2007 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”), as amended. The tender offers and consent solicitations are being conducted in connection with the previously announced merger agreement that provides for the acquisition of Hilton by BH Hotels LLC, an entity controlled by investment funds affiliated with The Blackstone Group L.P. (such transaction referred to herein as the “Merger”). The completion of the Merger is a condition to the completion of the tender offers and consent solicitations. However, the completion of the tender offers and consent solicitations is not a condition to completion of the Merger.

It is expected that the Third Supplemental Indenture effecting the Proposed Amendments with respect to the Bonds will be executed promptly. Hilton and the trustee under the indenture previously entered into supplemental indentures with respect to the Proposed Amendments as they relate to the Securities other than the Bonds. The Proposed Amendments with respect to all of the Securities will become operative immediately prior to the acceptance for payment of such Securities pursuant to the tender offers therefor.

The consent payment deadlines applicable to the Securities, including the Bonds, have now passed and withdrawal rights with respect to such Securities have terminated. Holders of the Securities who have not already tendered their Securities may do so at any time at or prior to the Offer Expiration Date (as defined below), but such holders will only be eligible to receive the applicable tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment, for their Securities.

The offer for each series of Securities will expire at 8:00 a.m., New York City time, on October 24, 2007, unless extended or earlier terminated by Hilton (the “Offer Expiration Date”). As indicated in the Offer to Purchase, it is expected that the Offer Expiration Date will be extended to coincide with the date that the Merger becomes effective.

Each tender offer and consent solicitation is being made independently of the other tender offers and consent solicitations and Hilton reserves the right to terminate, withdraw or amend each tender offer and consent solicitation independently of the other tender offers and consent solicitations at any time and from time to time.

The tender offers and consent solicitations relating to the Securities are made upon the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal, as amended. The tender offers and consent solicitations are subject to the satisfaction of certain conditions, including the receipt of consents sufficient to approve the Proposed Amendments and the Merger having occurred, or such Merger occurring substantially concurrent with the Offer Expiration Date. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the Offer to Purchase.

Hilton has retained Bear, Stearns & Co. Inc. and UBS Investment Bank to act as the lead Dealer Managers for the tender offers and lead Solicitation Agents for the consent solicitations, and they can be contacted at (877) 696-BEAR (toll-free) ((212) 272-5112 (collect)) and (888) 719-4210 (toll-free) ((203) 719-4210 (collect)), respectively. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are also acting as Dealer Managers and Solicitation Agents in connection with the tender offers and the consent solicitations. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Securities. The offer to buy the Securities is only being made pursuant to the Offer to Purchase and Letter of Transmittal, as amended. The tender offers and consent solicitations are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of Hilton by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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About Hilton Hotels Corporation

Hilton Hotels Corporation (NYSE:  HLT) is the leading global hospitality company, with 2,896 properties totaling approximately 490,000 rooms in 76 countries and territories.

The company owns, manages or franchises a hotel portfolio of some of the best known and highly regarded brands, including Hilton®, Conrad® Hotels & Resorts, Doubletree®, Embassy Suites Hotels®, Hampton Inn®, Hampton Inn & Suites®, Hilton Garden Inn®, Hilton Grand VacationsTM, Homewood Suites by Hilton® and The Waldorf=Astoria Collection®.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning the proposed transaction with Blackstone, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in Hilton’s filings with the Securities and Exchange Commission (SEC). Specifically, Hilton makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in the Hilton SEC reports or periodic reports, the proposed transaction with Blackstone described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Hilton and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the failure to obtain the necessary debt financing arrangements set forth in a commitment letter received in connection with the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hilton’s ability to control or predict.

Hilton undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.